EXHIBIT 99.01

FOR IMMEDIATE RELEASE

Investor Contact:Michael J. Rockenbach Chief Financial Officer (714) 885-3695	Press Contact: Robin Austin Director, Public Relations (714) 885-3462
EMULEX ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS

     COSTA MESA, Calif., April 11, 2006 — Emulex Corporation (NYSE:ELX) today announced that it expects to report revenues of approximately $88-$89 million for the third fiscal quarter ended April 2, 2006, compared to the range of $106-$108 million projected during the Company’s second quarter conference call in January 2006. The Company expects non-GAAP earnings per share for its third fiscal quarter to approximate $0.20-$0.21 per share, compared to the prior projection of $0.27-$0.28. On a GAAP basis, the Company expects to report earnings of approximately $0.10-$0.11 per share, compared to prior guidance of approximately $0.17-$0.18 per share.
     During the third quarter, demand from two major OEM customers was impacted by deferred launches of 4Gb/s Emulex HBAs attached to next-generation server and storage platforms. These OEM launches, which span blade servers, traditional high-end servers and midrange storage, had been scheduled for release late in the third quarter and have been rescheduled for the June quarter. Paul Folino, Chairman and CEO of Emulex, stated, “We believe that end-user demand paused while customers waited for availability of OEM products certified for use with 4Gb/s Fibre Channel HBAs. We experienced strong growth of more than 100% sequentially in 4Gb/s HBAs with OEM platforms that were early adopters of 4Gb/s technology, while demand for older generation 2Gb/s HBAs fell, showing particular softness within OEM product sectors where 4Gb/s HBA availability is imminent. While the transition from 2Gb/s to 4Gb/s HBAs has been longer than expected, we are encouraged by the strong uptake of 4Gb/s HBAs where already certified, and the prospects for Emulex’s expansion into new market and customer sectors including blade servers, Linux and Sun.”
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Emulex Corporation FY ‘06 Preliminary Third Quarter Results
April 11, 2006

     Emulex will announce its final third quarter financial and operating results on April 27, 2006, and will provide additional information and commentary during its regularly scheduled quarterly conference call on that date.
About Emulex
     Emulex Corporation is the most trusted name in storage networking connectivity, with solutions spanning host bus adapters, embedded storage switches, I/O controllers and SAN Storage Switches. Emulex products are selected by the world’s leading server and storage manufacturers to provide customers with industry-leading SAN connectivity solutions. Emulex ranked number 19 in the Deloitte 2005 Technology Fast 50 and is listed on the New York Stock Exchange (NYSE:ELX). Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
EMULEX We network storage

Note Regarding Non-GAAP Financial Information. The non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes charges relating to the amortization of intangibles arising out of prior acquisitions as well as charges related to stock-based compensation. The Company uses such non-GAAP financial measures to analyze the performance of its core business as well as measuring performance for some forms of compensation. The Company believes that such non-GAAP financial information is used by investors and others in the investment community in order to compare the ongoing operations of the Company relative to its competitors. Non-GAAP financial measures exclude amortization of intangibles associated with prior acquisitions as these assets have relatively short useful lives and excluding such amortization gives management and investors a clearer indication as to past results and expected future results. Readers should keep in mind that the non-GAAP financial information reflects the benefits of revenues generated from acquired businesses but, by excluding amortization of intangibles, the non-GAAP financial information does not reflect the full non-cash costs of such acquisitions. In addition, the Company excludes expenses associated with the adoption of SFAS 123R “Share Based Compensation”. As one of the first required adopters of SFAS 123R, the Company believes management and investors are better able to compare the Company’s results to those of its competitors and other industry participants by providing operating results both with and without the related expenses since a majority of the Company’s competitors and other industry participants have not been required to adopt the Statement. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other financial measures used by other companies.
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Emulex Corporation FY ‘06 Preliminary Third Quarter Results
April 11, 2006

“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; and changes in accounting standards, including changes in the accounting treatment of employee stock options. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.
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Emulex Corporation FY ‘06 Preliminary Third Quarter Results
April 11, 2006

Diluted Earnings per Share Reconciliation:

Preliminary
Three Months Ending
April 2, 2006
Non-GAAP diluted earnings per share guidance	$0.20-0.21
Items excluded, net of tax, from non-GAAP diluted earning per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	(0.05)
Stock-based compensation	(0.05)

GAAP diluted earnings per share guidance	$0.10-0.11

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